                                                                    EXHIBIT 99.2


                                                                    CONFIDENTIAL





                                OMNIBUS AGREEMENT


                          DATED AS OF NOVEMBER 15, 2000


                                      AMONG


                           CONTINENTAL AIRLINES, INC.,


                         NORTHWEST AIRLINES CORPORATION,


                    NORTHWEST AIRLINES HOLDINGS CORPORATION,


                            NORTHWEST AIRLINES, INC.,


                                       AND


                               AIR PARTNERS, L.P.

                                TABLE OF CONTENTS


                                                                                                            PAGE NO
ARTICLE I.  DEFINITIONS...........................................................................................1
   Section 1.01.  Definitions.....................................................................................1
   Section 1.02.  Rules of Construction...........................................................................1
ARTICLE II.  SALE AND PURCHASE OF CLASS A SHARES..................................................................2
   Section 2.01.  Sale and Purchase of Class A Shares.............................................................2
   Section 2.02.  Class A Purchase Price..........................................................................3
ARTICLE III.  SALE AND PURCHASE OF SERIES B SHARE.................................................................3
   Section 3.01.  Sale and Purchase of Series B Share.............................................................3
   Section 3.02.  Series B Purchase Price.........................................................................3
ARTICLE IV.  CONDITIONS TO CLOSING................................................................................3
   Section 4.01.  Delivery of Documents...........................................................................3
   Section 4.02.  Conditions to Continental's Obligation to Close.................................................3
   Section 4.03.  Conditions to the Northwest Parties' Obligation to Close........................................4
   Section 4.04.  Conditions to Each Party's Obligation to Close..................................................4
ARTICLE V.  CLOSING...............................................................................................5
   Section 5.01.  Closing.........................................................................................5
ARTICLE VI.  REPRESENTATIONS AND WARRANTIES REGARDING CONTINENTAL.................................................7
   Section 6.01.  Organization and Qualification..................................................................7
   Section 6.02.  Authorization of Agreement......................................................................7
   Section 6.03.  Approvals.......................................................................................7
   Section 6.04.  No Violation....................................................................................8
   Section 6.05.  Series B Share..................................................................................8
   Section 6.06.  Class B Common Stock............................................................................8
   Section 6.07.  No Brokers......................................................................................8
ARTICLE VII.  REPRESENTATIONS AND WARRANTIES REGARDING THE NORTHWEST PARTIES......................................9
   Section 7.01.  Organization and Qualification..................................................................9
   Section 7.02.  Authorizations..................................................................................9
   Section 7.03.  Approvals.......................................................................................9
   Section 7.04.  No Violation...................................................................................10
   Section 7.05.  Repurchased Class A Shares.....................................................................10
   Section 7.06.  No Brokers.....................................................................................10
ARTICLE VIII.  COVENANTS.........................................................................................10
   Section 8.01.  Covenants and Agreements of Continental........................................................10
   Section 8.02.  Covenants of the Northwest Parties.............................................................12
ARTICLE IX.  INDEMNIFICATION.....................................................................................13
   Section 9.01.  Survival of Representations, Warranties and Covenants..........................................13
   Section 9.02.  General Indemnification........................................................................13
   Section 9.03.  Procedures.....................................................................................13
   Section 9.04.  Consequential Damages..........................................................................15



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

ARTICLE X.  TERMINATION, AMENDMENT AND WAIVER....................................................................15
   Section 10.01.  Termination...................................................................................15
   Section 10.02.  Effect of Termination.........................................................................16
   Section 10.03.  Amendment.....................................................................................16
   Section 10.04.  Waiver........................................................................................16
ARTICLE XI.  MISCELLANEOUS.......................................................................................17
   Section 11.01.  Notices.......................................................................................17
   Section 11.02.  Headings......................................................................................18
   Section 11.03.  Severability..................................................................................18
   Section 11.04.  Entire Agreement..............................................................................18
   Section 11.05.  Assignment....................................................................................18
   Section 11.06.  Parties in Interest...........................................................................18
   Section 11.07.  Failure or Indulgence Not Waiver; Remedies Cumulative.........................................18
   Section 11.08.  GOVERNING LAW; CONSENT TO JURISDICTION........................................................19
   Section 11.09.  Specific Performance..........................................................................19
   Section 11.10.  Counterparts..................................................................................19
   Section 11.11.  Other Rights..................................................................................20
   Section 11.12.  Further Assurances............................................................................20


Annexes and Exhibits

Annex A           --       Definitions

Exhibit 1         --       Amended and Restated Certificate of Incorporation
Exhibit 2         --       Termination of Northwest Airlines/Air Partners Voting Trust Agreement
Exhibit 3         --       Series B Certificate of Designations
Exhibit 4         --       Termination of Amended and Restated Governance Agreement
Exhibit 5         --       Termination of Supplemental Agreement
Exhibit 6         --       Standstill Agreement
Exhibit 7         --       Amendment No. 1 to Amended and Restated Registration Rights Agreement
Exhibit 8         --       Reoffer Purchase Agreement
Exhibit 9         --       Amended and Restated Rights Agreement
Exhibit 10        --       Form of Irrevocable Instruction Pursuant to Voting Trust Agreement
Exhibit 11        --       Form of Transfer Restriction Agreement

                                OMNIBUS AGREEMENT

         This OMNIBUS AGREEMENT (this "AGREEMENT") dated as of November 15, 2000 is among Continental Airlines, Inc., a Delaware corporation ("CONTINENTAL"), Northwest Airlines Corporation, a Delaware corporation ("NW Parent"), Northwest Airlines Holdings Corporation, a Delaware corporation ("NW HOLDINGS"), Northwest Airlines, Inc., a Minnesota corporation ("NORTHWEST"), and Air Partners, L.P., a Texas limited partnership ("AIR PARTNERS", and together with NW Parent, NW Holdings and Northwest, the "NORTHWEST PARTIES").

                                    RECITALS:


         WHEREAS, Northwest and Continental desire to make certain amendments to the Master Alliance Agreement;

         WHEREAS, Continental intends to effect a reclassification of its Class A Common Stock into its Class B Common Stock, which reclassification is intended to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(E) of the Code, and this Agreement is intended to constitute a "plan of reorganization" for purposes of Section 368 of the Code;

         WHEREAS, immediately prior to the reclassification of its Class A Common Stock, Continental desires to purchase, and NW Parent desires to sell, a portion of the Class A Common Stock owned by NW Parent and its Affiliates; and

         WHEREAS, in connection with such reclassification and purchase, Continental, NW Parent, NW Holdings, Air Partners and 1992 Air, Inc. intend to enter into the Reoffer Purchase Agreement;

         WHEREAS, as an inducement to NW Parent's agreeing to the reclassification of Continental's Class A Common Stock and the sale of a portion of the Class A Common Stock owned by NW Parent and its Affiliates to Continental and in connection with the making of such amendments to the Master Alliance Agreement, Continental is willing to issue, and Northwest seeks to acquire, one share of Series B Preferred Stock;

         NOW, THEREFORE, the parties hereto, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.01. Definitions. Certain capitalized and other terms used in this Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

         Section 1.02. Rules of Construction. Unless the context otherwise requires, as used in this Agreement:

         (a) (i) a term defined in Annex A has the meaning ascribed to it in Annex A; (ii) an accounting term not otherwise defined herein has the meaning ascribed to it in accordance with U.S. GAAP; (iii) "or" is not exclusive; (iv) "including" means "including, without limitation;" (v) words in the singular include the plural and vice versa; (vi) words applicable to one gender apply to each gender; (vii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the Annexes and Exhibits hereto; and (viii) the terms "Article", "Section", "Annex" and "Exhibit" refer to the specified Article, Section, Annex or Exhibit of or to this Agreement;

         (b) a reference to any Law includes all other Laws and Regulations varying, consolidating or replacing the same from time to time, and a reference to a statute includes all regulations, policies, protocols, proclamations, executive orders and ordinances issued or otherwise applicable under that statute unless, in any such case, otherwise expressly provided in any such statute or in this Agreement; a reference to a particular section, paragraph or other part of a particular statute shall be deemed to be a reference to any other section, paragraph or other part substituted therefor from time to time;

         (c) a reference to any Person includes such Person's successors and permitted assigns;

         (d) any reference to "days" shall mean calendar days unless "Business Days" (as defined in Annex A) are expressly specified; references to "calendar" mean the Gregorian calendar; and

         (e) the Annexes and Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof for all purposes.

Each of Continental and the Northwest Parties has been represented by legal counsel and has participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation should arise, this Agreement shall be construed as if drafted jointly by such parties and no presumption or burden of proof shall arise favoring or burdening any party hereto by virtue of the authorship of any of the provisions of this Agreement.

                                   ARTICLE II.
                       SALE AND PURCHASE OF CLASS A SHARES

         Section 2.01. Sale and Purchase of Class A Shares. On the terms and subject to the conditions contained in this Agreement, Continental agrees to purchase out of funds legally available therefor, NW Parent agrees to sell to Continental 584,985 shares of Class A Common Stock and NW Holdings agrees to sell to Continental 6,100,294 shares of Class A Common Stock (collectively, the "REPURCHASED CLASS A SHARES").

         Section 2.02. Class A Purchase Price. The consideration for such sale and purchase of the Repurchased Class A Shares shall be four hundred fifty million dollars ($450,000,000) in the aggregate (the "CLASS A PURCHASE PRICE"), paid as provided in Section 5.01(b)(ii) below, provided that if the Closing occurs on a date later than February 7, 2001 the Class A Purchase Price shall be increased by an amount per annum equal to 7% of the Class A Purchase Price, calculated on the basis of a 365-day year based on actual days elapsed from and including February 8, 2001 through but excluding the Closing Date.

                                  ARTICLE III.
                     ISSUANCE AND PURCHASE OF SERIES B SHARE

         Section 3.01. Issuance and Purchase of Series B Share. On the terms and subject to the conditions contained in this Agreement, Northwest agrees to purchase, and Continental agrees to issue to Northwest, the Series B Share.

         Section 3.02. Series B Purchase Price. The consideration for such issuance and purchase of the Series B Share shall be one hundred dollars ($100) (the "SERIES B PURCHASE PRICE"), paid as provided in Section 5.01(c)(v) below.

                                   ARTICLE IV.
                              CONDITIONS TO CLOSING

         Section 4.01. Delivery of Documents. On the date hereof, and coincident with the execution and delivery of this Agreement, each of the parties to this Agreement shall have executed four copies of Amendment No. 1 to the Master Alliance Agreement, dated as of the date hereof, between Continental and Northwest (the "AMENDMENT OF ALLIANCE AGREEMENT"), and each of the documents set forth as Exhibits 2, 4, 5, 6, 7 and 8 to which it is a party and delivered two copies of such executed documents to Continental (in the case of the Northwest Parties) or NW Parent (in the case of Continental). A fifth executed original of the Voting Trust Termination Agreement shall also be delivered to the Trustee.

         Section 4.02. Conditions to Continental's Obligation to Close. The obligation of Continental to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by Continental) at or prior to the Closing of the following conditions:

         (a) the representations and warranties of the Northwest Parties contained in Article VII of this Agreement and containing a reference to "material," "materially," "Material Adverse Effect" or a similar phrase shall be true and correct, and all other representations and warranties of the Northwest Parties contained in Article VII of this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made as of such time (provided that the text of any representation or warranty that refers to a specific date (including the date of this Agreement) shall be deemed to continue to refer to such date);

         (b) the agreements and covenants of the Northwest Parties to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects;

         (c) NW Parent and other parties to the Investment Agreement shall have amended the Investment Agreement so as to effectively terminate the limited proxy set forth in Section 4.2 thereof; and

         (d)      the deliveries contemplated to be made to Continental under
                  Section 5.01 shall have been made.

         Section 4.03. Conditions to the Northwest Parties' Obligation to Close. The obligation of the Northwest Parties to consummate the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the Northwest Parties) at or prior to the Closing of the following conditions:

         (a)      the representations and warranties of Continental contained in
                  Article VI of this Agreement and containing a reference to "material," "materially," "Material Adverse Effect" or a similar phrase shall be true and correct, and all other representations and warranties of Continental contained in
                  Article VI of this Agreement shall be true and correct in all material respects, in each case as of the Closing Date as though made as of such time (provided that the text of any representation or warranty that refers to a specific date (including the date of this Agreement) shall be deemed to continue to refer to such date);

         (b) the agreements and covenants of Continental to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed in all material respects;

         (c) the shares of Class B Common Stock issuable to NW Parent and its Affiliates in accordance with the Reclassification (as defined below) shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance;

         (d) Continental shall have taken all requisite action to amend the Rights Agreement so that it shall be effective at or prior to the Effective Time in the form of the Amended and Restated Rights Agreement; and

         (e) the deliveries contemplated to be made to the Northwest Parties under Section 5.01 shall have been made.

         Section 4.04. Conditions to Each Party's Obligation to Close. The obligation of each Party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (a) at the Continental Stockholders Meeting called by Continental pursuant to Section 8.01(b) below, the stockholders of Continental shall have approved by the requisite vote one or more resolutions providing for the adoption of the Amended and Restated Certificate of Incorporation (the "RECLASSIFICATION"), which shall, among other things, effect the reclassification of each share of Class A Common Stock outstanding or held as treasury shares immediately prior to the Effective Time (and immediately subsequent to the transactions described in Section 5.01(b)) into 1.32 shares of Class B Common Stock;

         (b) each other party to the Reoffer Purchase Agreement shall have performed in all material respects its obligations thereunder;

         (c) no injunction or order issued by any Court that prevents the consummation of any of the transactions contemplated by this Agreement shall be in effect; and

         (d) any U.S. Department of Transportation review period to which the Amendment of Alliance Agreement may be subject under Title 49 U.S.C. Section 41720 shall have lapsed, without material adverse action.

                                   ARTICLE V.
                                     CLOSING

         Section 5.01. Closing. The transactions contemplated hereby shall be consummated at a closing (the "CLOSING"), which shall be held at the offices of Vinson & Elkins L.L.P. in Houston, Texas on the Closing Date. The "CLOSING DATE" shall be the date on which the Continental Stockholders Meeting shall occur or such later date on which the Closing Conditions shall have been fulfilled or waived (other than those Closing Conditions that by their nature are to be satisfied only at Closing) as provided in Section 8.01(b), or such other date as Continental and NW Parent may, by written agreement, establish. At the Closing, the following events shall occur, each event being conditioned on the occurrence or waiver of each other event:

         (a) Immediately prior to the events described in Section 5.01(b) below, Continental and the Northwest Parties that are parties thereto shall have performed their respective obligations under the Voting Trust Termination Agreement, and the Trustee shall have performed its obligations as required by the Voting Trust Agreement.

         (b) The following events shall be deemed to occur simultaneously with each other, immediately subsequent to the events described in Section 5.01(a) above and immediately prior to the events described in Section 5.01(c) below:

                  (i) NW Parent shall cause to be delivered to Continental the certificate or certificates evidencing the Repurchased Class A Shares, which certificates shall be duly endorsed for transfer or accompanied by duly executed stock transfer powers or other appropriate instruments of assignment and transfer in favor of Continental; and

                  (ii) Continental shall pay the Class A Purchase Price to NW Parent and NW Holdings apportioned according to their respective ownership of Repurchased Class A Shares. Such amount shall be paid in cash in United States Dollars by wire transfer of immediately available funds to the wire transfer addresses of NW Parent and NW Holdings as they shall designate to Continental no later than one Business Day prior to the Closing Date.

         (c) Except as otherwise described below, the following events shall be deemed to occur simultaneously with each other and at the Effective Time:

                  (i) Continental shall have filed the Amended and Restated Certificate of Incorporation (the time of such filing, the "EFFECTIVE TIME"), with the Secretary of State of the State of Delaware;

                  (ii) Continental shall have filed the Series B Certificate of Designations with the Secretary of State of the State of Delaware, with an effective time immediately subsequent to the Effective Time;

                  (iii) NW Parent shall cause to be delivered to Continental the certificate or certificates evidencing 1,975,945 shares of Class A Common Stock, which shall constitute all of the shares of Class A Common Stock beneficially owned by NW Parent and its Affiliates subsequent to the sale to Continental of the Repurchased Class A Shares as contemplated by Section 5.1(b), which certificates shall be duly endorsed for transfer or accompanied by duly executed stock transfer powers or other appropriate instruments of assignment and transfer in favor of Continental;

                  (iv) Continental shall deliver to NW Parent a certificate evidencing 2,608,247 shares of Class B Common Stock, issued to NW Parent or such Affiliate of NW Parent as NW Parent shall direct not less than two days prior to the Closing, and cash in lieu of any fraction of a share of Class B Common Stock that results from the reclassification of Class A Common Stock held by NW Parent and its Affiliates into Class B Common Stock as provided in the Amended and Restated Certificate of Incorporation;

                  (v) immediately after the Effective Time, Northwest shall pay to Continental the Series B Purchase Price;

                  (vi) immediately after the Effective Time and after receipt of the Series B Purchase Price, Continental shall deliver to Northwest a certificate evidencing the Series B Preferred Share issued to Northwest;

                  (vii) Continental shall deliver to Northwest a copy of the Amended and Restated Rights Agreement effective at or prior to the Effective Time;

                  (viii) NW Parent shall deliver to Continental a copy of the amendment to the Investment Agreement referenced in
                           Section 4.02(c) effective at or prior to the Effective Time; and

                  (ix) each of Continental and the Northwest Parties shall deliver an officer's certificate in a form reasonably satisfactory to the other parties, including certifications as to the incumbency of officers and to resolutions duly adopted by the board of directors of such entity approving the transactions contemplated by this Agreement.

                                   ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES
                              REGARDING CONTINENTAL

         Continental represents and warrants to the Northwest Parties that:

         Section 6.01. Organization and Qualification. Continental is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

         Section 6.02. Authorization of Agreement. Continental has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject only to stockholder approval of the Amended and Restated Certificate of Incorporation. The execution and delivery by Continental of this Agreement and the Ancillary Agreements to which it is a party and the performance by it of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of Continental, subject only to stockholder approval of the Amended and Restated Certificate of Incorporation. This Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by Continental and (assuming due authorization, execution and delivery hereof by the other parties thereto) constitute the legal, valid and binding obligations of Continental, enforceable against Continental in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes). The Amended and Restated Certificate of Incorporation and the Series B Certificate of Designations have been duly and validly authorized by all requisite corporate action on the part of Continental, subject only to stockholder approval of the Amended and Restated Certificate of Incorporation.

         Section 6.03. Approvals. Except for applicable Laws, if any, noncompliance with which could not reasonably be expected to prevent Continental from performing its obligations under this Agreement and each Ancillary Agreement to which it is a party in all material respects, the filings required pursuant to Section 5.01(c) and 8.01(a), and the review by the U.S. Department of Transportation of the Amendment of Alliance Agreement pursuant to Title 49 U.S.C. Section 41720, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Laws applicable to Continental to permit Continental to execute, deliver or perform its obligations under this Agreement or any Ancillary Agreement or to consummate the transactions contemplated hereby and thereby.

         Section 6.04. No Violation. Assuming effectuation of all filings and registrations and receipt of all Authorizations described in Section 6.03 and the listing of the shares of Class B Common Stock as described in Section 4.03(c), neither the execution and delivery by Continental of this Agreement or any Ancillary Agreement to which it is a party nor the performance by Continental of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under (i) any federal or Texas Laws applicable to Continental, (ii) the certificate of incorporation (as it currently exists, and after giving effect to the Reclassification and the adoption of the Amended and Restated Certificate of Incorporation) or bylaws of Continental or (iii) any contract or agreement to which Continental or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section 6.04, except in any such case for any matters described in subclause (i) or (iii) of clause (a) of this Section 6.04 that could not reasonably be expected to prevent Continental from performing its obligations under this Agreement or any Ancillary Agreement in all material respects.

         Section 6.05. Series B Share. When issued to Northwest pursuant to
Section 5.01(c)(vi) and paid for pursuant to Section 5.01(c)(v), the Series B Share will have been duly authorized and will be validly issued, fully paid and non-assessable. The issuance of the share of Series B Preferred Stock to Northwest and the powers, designations, preferences and relative, participating, optional or other rights of such share of Series B Preferred Stock are permitted under and do not contravene the General Corporation Law of the State of Delaware. Other than under this Agreement, there are no outstanding subscriptions, options, warrants, rights, conversion rights, rights of first refusal or other agreements or commitments obligating Continental to offer, sell, transfer or otherwise dispose of the Series B Share.

         Section 6.06. Class B Common Stock. Upon delivery of the Class B Common Stock to Northwest pursuant Section 5.01(c)(iv), and receipt by Continental of the certificate or certificates of Class A Common Stock required by Section 5.01(c)(iii), such Class B Common Stock will have been duly authorized and will be validly issued, fully paid and non-assessable and the holders of outstanding shares of the capital stock of Continental are not entitled to pre-emptive or other rights to subscribe for such shares (assuming the termination of the Governance Agreement at the Effective Time).

         Section 6.07. No Brokers. No broker, finder or investment banker (other than UBS Warburg LLC and Credit Suisse First Boston Corporation) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Continental. Any amounts payable to UBS Warburg LLC or Credit Suisse First Boston Corporation in connection with such arrangements will be the responsibility of Continental.



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

                                  ARTICLE VII.
                         REPRESENTATIONS AND WARRANTIES
                         REGARDING THE NORTHWEST PARTIES

         Each of the Northwest Parties represents and warrants to Continental that:

         Section 7.01. Organization and Qualification. Each of NW Parent and NW Holdings is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Northwest is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Air Partners is a limited partnership duly formed and validly existing under the Laws of the State of Texas and has all requisite authority under its limited partnership agreement to own, lease and operate its properties and to carry on its business as it is now being conducted.

         Section 7.02. Authorizations. Each of the Northwest Parties has all requisite corporate or partnership power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of the Northwest Parties of this Agreement and the Ancillary Agreements to which it is a party and the performance by it of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate or partnership action on the part of such Northwest Party. This Agreement and each Ancillary Agreement to which it is a party have been duly executed and delivered by each of the Northwest Parties and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding obligations of such Northwest Party, enforceable against such Northwest Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity, at law or under applicable legal codes).

         Section 7.03. Approvals. Except for applicable Laws, if any, noncompliance with which could not reasonably be expected to prevent any of the Northwest Parties from performing its obligations under this Agreement and each Ancillary Agreement to which it is a party in all material respects, and the review by the U.S. Department of Transportation of the Amendment of Alliance Agreement pursuant to Title 49 U.S.C. Section 41720, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Laws applicable to any of the Northwest Parties to permit any of the Northwest Parties to execute, deliver or perform its obligations under this Agreement or any Ancillary Agreement to which it is a party or to consummate the transactions contemplated hereby and thereby.

         Section 7.04. No Violation. Assuming effectuation of all filings and registrations and receipt of all Authorizations described in Section 7.03, neither the execution and delivery by each Northwest Party of this Agreement or an Ancillary Agreement to which it is a party nor the performance by the Northwest Parties of their respective obligations hereunder or thereunder will
(a) violate or breach the terms of or cause a default under (i) any federal or Minnesota Laws applicable to any Northwest Party, (ii) the certificate of incorporation, bylaws or partnership agreement of any Northwest Party or (iii) any contract or agreement to which a Northwest Party or any of their respective Affiliates is a party or by which it or any of its properties or assets is bound or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section 7.04, except in any such case for any matters described in subclause (i) or (iii) of clause (a) of this Section 7.04 that could not reasonably be expected to prevent the Northwest Parties from performing their obligations under this Agreement or any Ancillary Agreement in all material respects.

         Section 7.05. Class A Shares. Other than the Repurchased Class A Shares and the additional 1,975,945 shares of Class A Common Stock owned as of the date of this Agreement, NW Parent and its Affiliates do not own, beneficially or of record, any Equity Securities of Continental; provided, that one or more of the Northwest Parties has a limited proxy to vote certain shares as set forth in
Section 4.2 of the Investment Agreement. NW Parent, directly or through one or more wholly owned Subsidiaries, has good and valid title to the Repurchased Class A Shares, and the additional 1,975,945 shares of Class A Common Stock owned as of the date of this Agreement, free and clear of any Liens (assuming the effectiveness of the Ancillary Agreements in accordance with their terms). Assuming Continental has the requisite power and authority to be the lawful owner of the Repurchased Class A Shares, upon delivery to Continental at the Closing of certificates representing the Repurchased Class A Shares, duly endorsed for the transfer to Continental, and upon NW Parent's and NW Holdings' (in proportion to their respective holdings of Repurchased Class A Shares) receipt of the Class A Purchase Price, good and valid title to the Repurchased Class A Shares will pass to Continental, free and clear of any Liens (assuming the effectiveness of the Ancillary Agreements in accordance with their terms), other than those arising from acts of Continental or its Affiliates. Other than this Agreement, there are no outstanding subscriptions, options, warrants, rights, conversion rights, rights of first refusal or other agreements or commitments obligating the Northwest Parties or the trustee of the Voting Trust to offer, sell, transfer or otherwise dispose of the Repurchased Class A Shares or otherwise relating to the voting, dividend rights or disposition of the Repurchased Class A Shares.

         Section 7.06. No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Northwest Parties.

                                  ARTICLE VIII.
                                    COVENANTS

         Section 8.01. Covenants and Agreements of Continental. Prior to the Closing, unless otherwise contemplated by this Agreement or consented to in writing by NW Parent:

         (a) Continental hereby covenants and agrees to promptly prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement containing (subject to the fiduciary duties of the Board of Directors under applicable Laws) the recommendation of the Board of Directors in favor of the Reclassification, to use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and to cause a definitive proxy statement, including any amendment or supplement thereto (the "PROXY STATEMENT") to be mailed to its stockholders at the earliest practicable time. Continental shall promptly provide NW Parent with any comments received from the SEC relating to the Proxy Statement, shall consult with NW Parent with respect to the disclosure to be contained in the Proxy Statement pertaining to the NW Parties and the transactions contemplated by this Agreement and the Ancillary Agreements and, except for the disclosure of such information as may be required by applicable Laws, shall obtain NW Parent's approval of information contained therein regarding the Northwest Parties, such approval not to be unreasonably withheld or delayed;

         (b) Continental hereby covenants and agrees to duly call, give notice of and convene a meeting of its stockholders to be held as soon as practicable after the date the Proxy Statement is mailed to its stockholders (the "CONTINENTAL STOCKHOLDERS MEETING"), for consideration of the Reclassification; provided that Continental agrees, to the extent permitted by applicable Law, to adjourn or otherwise postpone, serially if necessary, the Continental Stockholders Meeting without calling a vote on any resolution giving effect to the Reclassification until the earliest practicable date thereafter on which the Closing Conditions (other than those set forth in Section 4.04(a) and those that by their nature are to be satisfied only at Closing) shall have been met;

         (c) Continental acknowledges and agrees that NW Parent may properly direct the Trustee to vote the Equity Securities of Continental deposited in the Voting Trust pursuant to Section 3(c) of the Voting Trust Agreement, as contemplated pursuant to Section 8.02(a) below;

         (d) Continental undertakes to the Northwest Parties to use reasonable endeavours to procure the fulfilment of the Closing Conditions set out in Sections 4.01, 4.03 and 4.04 as soon as practicable, and Continental shall keep the Northwest Parties advised of the progress towards the satisfaction of such Closing Conditions, and Continental will not make the filing contemplated under Section 5.01(c)(i) prior to the date on which the Closing occurs;

         (e) from the date hereof through the Closing Date, Continental will not declare or pay any dividend or make any distribution with respect to its capital stock except as expressly provided under this Agreement; and

         (f) Continental hereby covenants and agrees to use its reasonable best efforts to obtain for both itself and the Northwest Parties that are defendants in U.S. v.

                  Northwest Airlines Corp. and Continental Airlines Inc., civil action no. 98-74611, pending in the United States District Court for the Eastern District of Michigan (the "DOJ Action") a prompt adjournment of the DOJ Action pending Closing and, upon or promptly after Closing, a dismissal of the DOJ Action. In the event the DOJ Action is not dismissed as to both Continental and such Northwest Parties upon or promptly after Closing, Continental covenants and agrees to take all reasonable steps in the context of the DOJ Action to ensure that the transactions contemplated by this Agreement are fulfilled and to the extent permitted by law to cooperate reasonably with the Northwest Parties in the defense of the DOJ Action.

         Section 8.02. Covenants of the Northwest Parties. Prior to the Closing, unless otherwise contemplated by this Agreement or consented to in writing by
Continental:

         (a) NW Parent hereby covenants and agrees to execute the Irrevocable Instruction Pursuant to Voting Trust Agreement not later than immediately prior to the vote on any resolution giving effect to the Reclassification at the Continental Stockholders Meeting called by Continental pursuant to Section 8.01(b) above, and that it will not, and will cause its Affiliates to not, take any action that would rescind or render ineffective such Irrevocable Instruction Pursuant to Voting Trust Agreement, and that it will, and will cause its Affiliates to, take all such other necessary action to ensure that Equity Securities of Continental beneficially owned by NW Parent and its Affiliates on the date hereof or hereafter acquired and entitled to vote at the Continental Stockholders Meeting are voted in favor of the Reclassification, including without limitation all Equity Securities of Continental that have been deposited in the Voting Trust;

         (b) each of the Northwest Parties hereby covenants and agrees not to assign, transfer or otherwise encumber any shares of Class A Common Stock owned by such party as of the date hereof, otherwise than pursuant to Article V or as permitted by
                  Section 11.05, and each of the Northwest Parties hereby covenants and agrees not to exercise its right to convert any of such shares into Class B Common Stock, Class D Common Stock or otherwise;

         (c) each of the Northwest Parties undertakes to Continental to use reasonable endeavours to procure the fulfilment of the Closing Conditions set out in Sections 4.01, 4.02 and 4.04 as soon as practicable and cause the transactions contemplated by this Agreement to be timely consummated, and the Northwest Parties shall keep Continental advised of the progress towards the satisfaction of such Closing Conditions; and

         (d) each of the Northwest Parties hereby covenants and agrees to use its reasonable best efforts to obtain for Continental and the Northwest Parties that are defendants in the DOJ Action, a prompt adjournment of the DOJ Action pending Closing and, upon or promptly after Closing, a dismissal of the DOJ Action. In the event the DOJ Action is not dismissed as to both Continental and such Northwest

                  Parties upon or promptly after Closing, each of the Northwest Parties covenants and agrees to take all reasonable steps in the context of the DOJ Action to ensure that the transactions contemplated by this Agreement are fulfilled and to the extent permitted by law to cooperate reasonably with Continental in the defense of the DOJ Action.

                                   ARTICLE IX.
                                 INDEMNIFICATION

         Section 9.01. Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements of the parties to this Agreement contained herein shall survive the Closing and any investigation by the parties with respect thereto.

         Section 9.02. General Indemnification. To the fullest extent permitted by Law and subject to the terms of Sections 9.03 and 9.04, Continental will indemnify, defend and hold harmless the Northwest Parties and their respective directors, officers, stockholders, partners, employees, agents, representatives, successors, permitted transferees and permitted assigns, from and against all out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses incurred in connection with Claims (as defined below)), including amounts paid to third parties (which shall be deemed to include Continental and its Affiliates, other than the Northwest Parties) in respect of settlements or judgments resulting from or arising in connection with claims made by holders, former holders, beneficial owners or former beneficial owners of Equity Securities of Continental (other than the Northwest Parties, 1992 Air, Inc. and their respective Affiliates) in their capacity as holders of such Equity Securities, or by, on behalf of or in the name of Continental (each, a "CLAIM", and collectively, "CLAIMS") based upon or in connection with this Agreement or the transactions contemplated hereby; provided, however, that Continental shall have no obligation to indemnify any party hereunder to the extent, but only to the extent, the Claim relates to a breach by any of the Northwest Parties of this Agreement or any Ancillary Agreement or any other agreement to which any of the Northwest Parties or their respective Affiliates is a party.

         Section 9.03. Procedures. For purposes of this Article IX, the term "INDEMNIFYING PARTY" when used in connection with a particular Claim means Continental, which is the person having an obligation to indemnify with respect to such Claim pursuant to this Article IX, and the term "INDEMNIFIED PARTY" when used in connection with a particular Claim means the person (whether one or more) having the right to be indemnified with respect to such Claim pursuant to this Article IX. The following procedures will apply to the indemnification obligations set forth in this Agreement:

         (a) Promptly after receipt of written notice of a Claim involving a third party, the Indemnified Party against whom such Claim is asserted will give the Indemnifying Party written notice of any such Claim; provided, however, that any failure or delay in providing such notice to the Indemnifying Party will not relieve the Indemnifying Party of any obligations under this
                  Article IX except to the extent and only to the extent the Indemnifying Party was actually and materially prejudiced by such delay or failure. The Indemnifying Party will promptly designate counsel chosen by it and reasonably acceptable to the Indemnified Party to represent the Indemnified Party in connection with such Claim and the Indemnifying Party will pay all costs of investigation, litigation or arbitration incurred in connection with such Claim including, without limitation, fees and expenses of such counsel. The Indemnifying Party will have the right to undertake the defense, compromise or settlement of such Claim (subject to paragraph (b) below), and the Indemnifying Party will not be liable for the fees or expenses of separate counsel for the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of the defense of such action or, based upon written advice of counsel, the Indemnified Party shall have reasonably concluded that there may be defenses available to it that are different from those available to the Indemnifying Party or that a material conflict of interest or material potential conflict of interest exists (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which cases the reasonable fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (other than local counsel) in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). The Indemnified Party will use its reasonable efforts to cooperate fully with respect to the defense of any Claim. If after the passage of a reasonable period of time after notice of any Claim, the Indemnifying Party has not initiated a defense against such Claim, the Indemnified Party will have the right, upon written notice to the Indemnifying Party, to undertake the defense, compromise or settlement of such Claim at any time prior to settlement, compromise or final determination thereof and any action so taken by the Indemnified Party with regard to such defense, compromise or settlement will be deemed to be within the protection afforded by this Agreement unless a court of competent jurisdiction makes a final determination that the Indemnified Party is not entitled to indemnification hereunder with respect to such Claim; provided, however, that any settlement of any such Claim shall require the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

         (b) Anything in this Section 9.03 to the contrary notwithstanding, the Indemnifying Party will not settle or compromise any Claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a full, irrevocable and unconditional release from all liability in respect of such Claim; provided that if the terms of such settlement, compromise or judgment adversely affects any of the rights granted to such Indemnified Party herein, in any of the Ancillary Agreements, in the Amended and Restated Certificate of Incorporation or in the Series B Certificate of Designation, the Indemnifying Party will not settle or compromise such Claim or consent to the entry of judgment without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event that there is more than one Indemnified Party with respect to any Claim, any notice contemplated by this Section 9.03 to be given to the Indemnified Party will be deemed to be given for purposes hereof if it is given to any Indemnified Party. No Indemnifying Party shall be liable for any settlement of any Claim effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, the Indemnifying Party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement.

         Section 9.04. Consequential Damages. Other than (i) in the case of Continental breaching its obligation expressed in the last clause of Section 8.01(d) or (ii) in the case of NW Parent breaching its obligations under Section 8.02(a) or 8.02(b), in each of which case the provisions of this Section 9.04 shall not apply, no party to this Agreement nor any of their respective Affiliates or Representatives shall be liable to any other party hereto or any of its Affiliates or Representatives for claims for punitive, special, exemplary, incidental, indirect or consequential damages connected with this Agreement, regardless of whether a claim is based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle.

                                   ARTICLE X.
                        TERMINATION, AMENDMENT AND WAIVER

         Section 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

         (a)      by mutual written consent of Continental and NW Parent;

         (b) by Continental, upon a Material breach of any representation, warranty, covenant or agreement on the part of any of the Northwest Parties set forth in this Agreement or if any such representation or warranty of the Northwest Parties shall have become untrue, in either case which breach or untruth could reasonably be expected to have a Material Adverse Effect on the ability of any of the Northwest Parties to consummate the transactions contemplated by this Agreement (a "TERMINATING NW BREACH"); provided, however, that, if such Terminating NW Breach is curable by any of the Northwest Parties through the exercise of its commercially reasonable efforts and for so long as the Northwest Parties continue to exercise such reasonable efforts, Continental may not terminate this Agreement under this Section 10.01(b);

         (c) by NW Parent, upon a Material breach of any representation, warranty, covenant or agreement on the part of Continental set forth in this Agreement or if any representation or warranty of Continental shall have become untrue, in either case in either case which breach or untruth could reasonably be expected to have a Material Adverse Effect on the ability of Continental to consummate the transactions contemplated by this Agreement (a "TERMINATING CONTINENTAL Breach"); provided, however, that, if such Terminating Continental Breach is curable by Continental through the exercise of its commercially reasonable efforts and for so long as Continental continues to exercise such reasonable efforts, NW Parent may not terminate this Agreement under this Section 10.01(c);

         (d) by either Continental or NW Parent, if the Closing contemplated hereby shall not have occurred on or before March 31, 2001 (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 10.01(d) shall not be available to any party whose failure to fulfil any obligation under this Agreement has been, directly or indirectly, the cause of, or resulted in, the failure of the Closing to occur on or before such date.

The right of any party hereto to terminate this Agreement pursuant to this
Section 10.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their directors, officers, stockholders, partners, employees, agents and representatives, whether prior to or after the execution of this Agreement.

         Section 10.02. Effect of Termination. Except for Section 9.04 and Articles X and XI of this Agreement, this Agreement shall, upon termination hereof pursuant to Section 10.01 or 11.03, forthwith become void and (i) there shall be no liability on the part of Continental, the Northwest Parties or any of their respective Affiliates, officers, directors, employees or agents to any other party and (ii) all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve Continental or any Northwest Party from liability (as limited by Section 9.04) for any misrepresentation, or breach of any covenant or agreement, under this Agreement.

         Section 10.03. Amendment. This Agreement may not be amended except by an instrument in writing authorized and signed by Continental and the Northwest Parties.

         Section 10.04. Waiver. At any time prior to the Closing, either Continental or NW Parent (on behalf of itself and the Northwest Parties) may (a) extend the time for the performance of any of the obligations or other acts of the other (including, in the case of NW Parent, the other Northwest Parties),
(b) waive any inaccuracies in the representations and warranties of the other (including, in the case of NW Parent, the other Northwest Parties) contained herein or in any document delivered pursuant hereto that are made for its benefit (or the benefit of the other Northwest Parties) and (c) waive compliance by the other (including, in the case of NW Parent, the other Northwest Parties) with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Continental or NW Parent, as the case may be.

                                   ARTICLE XI.
                                  MISCELLANEOUS

         Section 11.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

         If to Continental, to:

                  Continental Airlines, Inc.
                  1600 Smith Street, Department HQSEO
                  Houston, Texas 77002
                  Attention: General Counsel and Chief Financial Officer
                  Telephone: (713) 324-2948
                  Telecopier: (713) 324-2687

         Copy to:

                  Vinson & Elkins L.L.P.
                  1001 Fannin Street
                  Suite 2300
                  Houston, Texas 77002
                  Attention: Kevin P. Lewis
                  Telephone: (713) 758-3884
                  Telecopier: (713) 615-5967

         If to the Northwest Parties, to:

                  Northwest Airlines Corporation
                  5101 Northwest Drive
                  St. Paul, Minnesota 55111
                  Attention: General Counsel
                  Telephone: (612) 727-6500
                  Telecopier: (612) 727-4839

         Copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017-3954
                  Attention: Wilson S. Neely
                  Telephone: (212) 455-7063
                  Telecopier: (212) 455-2502

or to such other address or telecopier number as Continental or NW Parent may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed delivered five (5) days after the date the same is postmarked.

         Section 11.02. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11.03. Severability. If any term or other provision of this Agreement, any of the Ancillary Agreements, the Amended and Restated Certificate of Incorporation or the Series B Certificate of Designations is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement and such other documents shall nevertheless remain in full force and effect so long as the invalidity, illegality or unenforceability of such term or provision is not materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement or the affected document so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled, but, absent mutual agreement, this Agreement shall nonetheless be terminable in the sole discretion of the party materially and adversely affected as described above.

         Section 11.04. Entire Agreement. This Agreement (together with the Annexes and Exhibits hereto) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof, and the Agreement in Principle, dated as of November 5, 2000, among Continental, NW Parent, NW Holdings and Northwest, including the Class A Recapitalization Term Sheet attached thereto, is hereby terminated and has no further force and effect.

         Section 11.05. Assignment. This Agreement shall not be assigned by any party hereto except by operation of Law; provided that notwithstanding the foregoing, with respect to the obligations of NW Parent and NW Holdings set forth in Section 2.01, the Northwest Parties shall be entitled to assign in whole or in part such obligations among themselves, but only to an assignee that shall remain an Affiliate of such assignor at all times prior to the Closing and so long as each assignor remains, and each assignee becomes, liable under such
Section 2.01 and each other covenant, agreement, representation and warranty relating thereto in this Agreement and, if appropriate, any Ancillary Agreement, or in any such event the assignment shall be null and void.

         Section 11.06. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 11.07. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

         Section 11.08. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED (BOTH AS TO VALIDITY AND TO PERFORMANCE) UNDER THE LAW OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD PROVIDE FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BROUGHT AGAINST ANY OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN (i) THE CHANCERY COURT IN THE STATE OF DELAWARE, OR (ii) IF THE CHANCERY COURT DOES NOT HAVE JURISDICTION, THEN ANY OTHER DELAWARE STATE COURT OR FEDERAL DISTRICT COURT FOR THE DISTRICT OF DELAWARE HAVING JURISDICTION OVER SUCH MATTER. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS, FOR ITSELF AND ITS LEGAL REPRESENTATIVES, PARTNERS, SUCCESSORS AND ASSIGNS, TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING WHICH ARISES FROM OR RELATES TO THIS AGREEMENT, HEREBY WAIVES ANY DEFENSE OR OPPOSITION TO SUCH JURISDICTION, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO PERSONAL SERVICE OF SUMMONS, COMPLAINT, OR OTHER PROCESS IN CONNECTION THEREWITH, AND AGREES THAT SERVICE MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AND SENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11.01 HEREOF.

         Section 11.09. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement timely to perform its agreements and covenants hereunder will cause substantial and irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court having jurisdiction over the matter to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief, and that this Section 11.09 is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement. The parties further agree not to assert in any proceeding that grounds for any equitable relief are not satisfied. The parties acknowledge that because of the particular and unique voting control of the Class A Common Stock held by the Northwest Parties as of the date of this Agreement and the Series B Preferred Stock to be received by NW Parent in accordance with this Agreement, the making available of equitable remedies (including specific performance and injunctive relief) in this Agreement was a condition to each party's entering into this Agreement.

         Section 11.10. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         Section 11.11. Other Rights. Subject to the provisions of this Agreement, pending consummation of the transactions contemplated by this Agreement, NW Parent remains entitled to the rights and benefits provided, and remains subject to the obligations imposed, under the Governance Agreement and the Voting Trust Agreement dated as of November 20, 1998, as amended.

         Section 11.12. Further Assurances. Each of the parties to this Agreement will cooperate and use its reasonable efforts to take or cause to be taken all reasonable actions, to cooperate reasonably with the other parties hereto with respect to such actions, and to do or cause to be done all things reasonably necessary or advisable to consummate and make effective the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

         CONTINENTAL AIRLINES, INC.

         By:
            ------------------------------
         Name: Jeffery A. Smisek
         Title: Executive Vice President, General Counsel
                  and Secretary

         NORTHWEST AIRLINES CORPORATION

         By:
            ------------------------------
         Name: Douglas M. Steenland
         Title: Executive Vice President, General Counsel
                  and Secretary

         NORTHWEST AIRLINES HOLDINGS CORPORATION

         By:
            ------------------------------
         Name: Douglas M. Steenland
         Title: Executive Vice President, General Counsel
                  and Secretary

         NORTHWEST AIRLINES, INC.

         By:
            ------------------------------
         Name: Douglas M. Steenland
         Title: Executive Vice President, General Counsel
                  and Secretary

         AIR PARTNERS, L.P.

         By: Northwest Airlines, Inc., its General Partner


         By:
            ------------------------------
         Name: Douglas M. Steenland
         Title: Executive Vice President, General Counsel
                  and Secretary


                      [SIGNATURE PAGE TO OMNIBUS AGREEMENT]

                                     ANNEX A
                                   DEFINITIONS


         "1992 Air, Inc." means 1992 Air, Inc., a Texas corporation.

         "Affiliate" means a Person controlling, controlled by or under common control with another Person. For this purpose, "control" means the ability to direct the management and affairs of a Person, whether through ownership of securities, by contract or otherwise.

         "Agreement" has the meaning ascribed to such term in the introductory paragraph of this document.

         "Air Partners" has the meaning ascribed to such term in the introductory paragraph of this document.

         "Alliance Agreement" means that certain Master Alliance Agreement, dated as of January 25, 1998, between Continental and Northwest, as amended from time to time.

         "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation, in the form attached hereto as
Exhibit 1.

         "Amended and Restated Rights Agreement" means the Amended and Restated Rights Agreement, in the form attached hereto as Exhibit 9.

         "Amendment of Alliance Agreement" has the meaning set forth in Section 4.01.

         "Ancillary Agreement" means any of the Termination of Amended and Restated Governance Agreement, Termination of Supplement Agreement, Amended and Restated Rights Agreement, Amendment of Alliance Agreement, Registration Rights Amendment, Reoffer Purchase Agreement, Standstill Agreement or Voting Trust Termination Agreement; collectively, the "Ancillary Agreements."

         "Authorization" means any franchise, permit, license, authorization, order, certificate, registration or other consent or approval granted by any Court or Governmental Authority.

         "Board of Directors" means the board of directors of Continental.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when financial institutions in New York City, Houston or Minneapolis are authorized by Law to close.

         "Claim" and "Claims" have the meaning ascribed to such term in Section 9.02.

         "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of Continental.



                                     Ex A-1

         "Class A Purchase Price" has the meaning ascribed to such term in
Section 2.02.

         "Class B Common Stock" means the Class B Common Stock, par value $0.01 per share, of Continental.

         "Closing" has the meaning ascribed to such term in Section 5.01.

         "Closing Conditions" means those conditions to the closing of the transactions contemplated hereby contained in Article IV.

         "Closing Date" has the meaning ascribed to such term in Section 5.01.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Continental" has the meaning ascribed to such term in the introductory paragraph of this document.

         "Continental Stockholders Meeting" has the meaning ascribed to such term in Section 8.01(b).

         "Court" means any court or arbitration tribunal established and functioning under the Laws of any nation or state, including the United States of America, or any political subdivision thereof, including any state of the United States of America.

         "DOJ Action" has the meaning ascribed to such term in Section 8.01(f).

         "Effective Time" has the meaning ascribed to such term in Section 5.01(c)(i).

         "Equity Securities" means the shares of capital stock of a corporation, or securities that are convertible into or exchangeable for such capital stock, the partnership interests in a limited partnership or the equity interests in any other legal entity.

         "Form of Transfer Restriction Agreement" means the Form of Transfer Restriction Agreement in the form attached hereto as Exhibit 11.

         "Governmental Authority" means any national, federal, regional, state, local or other governmental agency, authority, administrative agency, regulatory body, commission or instrumentality (other than a Court), including any multinational authority having governmental or quasi-governmental powers.

         "Indemnified Party" has the meaning ascribed to such term in Section 9.03.

         "Indemnifying Party" has the meaning ascribed to such term in Section 9.03.



                                     Ex A-2

         "Investment Agreement" means that certain Investment Agreement, dated as of January 25, 1998, among NW Parent, NW Holdings, Air Partners, the Partners of Air Partners, signatory thereto, Bonderman Family Limited Partnership, 1992 Air, Inc. and Air Saipan, Inc., as amended.

         "Irrevocable Instruction Pursuant to Voting Trust Agreement" means the Irrevocable Instruction Pursuant to Voting Trust Agreement in the form attached hereto as Exhibit 10.

         "Laws" means all laws, statutes and ordinances of any nation or state, including the United States of America, and any political subdivision thereof, including any state of the United States of America, including all decisions of Courts having the effect of law in any such jurisdiction.

         "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

         "Master Alliance Agreement" means that certain Master Alliance Agreement, dated as of January 25, 1998, between Continental and Northwest, as amended from time to time.

         "Material" means, when used in the context of any representation, warranty, covenant or condition with respect to a Person, material to the business, assets, results of operations or condition (financial or otherwise) of the specified Person and its Subsidiaries, if any, taken as a whole.

         "Material Adverse Effect" means, when used in any representation, warranty, covenant or condition of a Person, any condition, circumstance, event, change or effect that would be material and adverse to the business, assets, results of operations or condition (financial or otherwise) of the specified Person and its Subsidiaries, if any, taken as a whole.

         "Northwest" has the meaning ascribed to such term in the introductory paragraph of this document.

         "Northwest Parties" has the meaning ascribed to such term in the introductory paragraph of this document.

         "NW Holdings" has the meaning ascribed to such term in the introductory paragraph of this document.

         "NW Parent" has the meaning ascribed to such term in the introductory paragraph of this document.

         "Order" means any judgment, order or decree of any Court or Governmental Authority of competent jurisdiction.



                                     Ex A-3

         "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority.

         "Proxy Statement" has the meaning ascribed to such term in Section 8.01(a).

         "Reclassification" has the meaning ascribed to such term in Section 4.04(a).

         "Registration Rights Amendment" means the Amendment No. 1 to Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit 7.

         "Regulation" means any regulations, policies, protocols, proclamations, executive orders and ordinances issued or otherwise applicable under applicable Laws or issued or promulgated by any Governmental Authority having the effect of Law or any rule or regulation of any self-regulatory organization, such as a national Shares exchange in the United States of America.

         "Reoffer Purchase Agreement" means that certain Reoffer Purchase Agreement, dated as of November 15, 2000, among Continental, NW Parent, NW Holdings, Air Partners and 1992 Air, Inc., substantially in the form attached hereto as Exhibit 8.

         "Repurchased Class A Shares" has the meaning ascribed to such term in
Section 2.01.

         "Rights Agreement" means Continental's stockholder rights agreement adopted November 20, 1998.

         "SEC" has the meaning ascribed to such term in Section 8.01(a).

         "Series B Certificate of Designations" means the Certificate of Designations of Series B Preferred Stock of Continental, in the form attached hereto as Exhibit 3 (and providing for the Form of Transfer Restriction Agreement).

         "Series B Purchase Price" has the meaning ascribed to such term in
Section 3.02.

         "Series B Share" means the single share of Series B Preferred Stock, par value $0.01, of Continental, having the rights, preferences and powers as set forth in the Series B Certificate of Designations.

         "Standstill Agreement" means the Standstill Agreement, substantially in the form attached hereto as Exhibit 6.

         "Subsidiary" means, with respect to a specified Person, any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50 percent or more of the stock or other equity or partnership interests the holders of which are generally



                                     Ex A-4
entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "Tax" or "Taxes" means all income, profits, franchise, withholding, ad valorem, employment, social security, disability, occupation, property, severance and excise taxes imposed on behalf of any Governmental Authority.

         "Terminating Continental Breach" has the meaning ascribed to such term in Section 10.01(c).

         "Terminating NW Breach" has the meaning ascribed to such term in
Section 10.01(b).

         "Termination Date" has the meaning ascribed to such term in Section 10.01(d).

         "Termination of Amended and Restated Governance Agreement" means the Termination of Amended and Restated Governance Agreement, substantially in the form attached hereto as Exhibit 4.

         "Termination of Supplement Agreement" means the Termination of Supplement Agreement, substantially in the form attached hereto as Exhibit 5.

         "Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under the Voting Trust Agreement.

         "United States Dollars" (including "Dollars," "U.S. Dollars" and "U.S.$") means the lawful currency of the United States of America.

         "U.S. GAAP" means accounting principles generally accepted in the United States of America.

         "Voting Trust" means the voting trust established pursuant to the Voting Trust Agreement.

         "Voting Trust Agreement" means that certain Northwest Airlines/Air Partners Voting Trust Agreement, dated as of November 20, 1998, by and among Continental, NW Parent, NW Holdings, Air Partners and the Trustee, as amended to date.

         "Voting Trust Termination Agreement" means the Termination of Northwest Airlines/Air Partners Voting Trust Termination Agreement, substantially in the form attached hereto as Exhibit 2.



                                     Ex A-5